Firefly Aerospace Announces Third Quarter 2025 Financial Results

Third quarter revenue increased 98% from the previous quarter and increased 38% from the prior year quarter; Alpha team prepares to return to flight; SciTec acquisition closes

Blue Ghost Mission 2 structure qualification model fully stacked with Blue Ghost lander, Elytra Dark vehicle, and dual payload attached fitting at Firefly's Rocket Ranch in October 2025.

Cedar Park, Texas, November 12, 2025 – Firefly Aerospace (Nasdaq: FLY), a market leading space and defense technology company, today issued financial results for the third quarter ended September 30, 2025.

"Our strong third quarter revenue growth reflects steady execution of our spacecraft teams on multiple contracts as well as progress made by our launch teams," said Jason Kim, CEO of Firefly Aerospace. "As we enhance our culture of safety, quality, and reliability, we are confident in our Alpha team to return us to flight safely."

"After closing the SciTec acquisition, we're also proud to welcome SciTec to the Firefly family and bolster our national security capabilities," said Kim. "With industry-leading hardware and software, Firefly is equipped to deliver on the most critical programs that protect our nation and keep America first in space."

Third Quarter 2025 Highlights

•
Awarded Blue Ghost Mission 4 contract from NASA worth $176.7 million for lunar payload delivery to the Moon’s south pole.
•
Awarded $10 million Blue Ghost Mission 1 contract addendum from NASA, for acquisition of additional lunar data collected beyond the initial requirements.
•
Built and fit checked Blue Ghost Mission 2 structure qualification models and performed initial systems-level qualification testing onsite in Briggs, Texas.
•
Cleanroom assembly underway of the Elytra spacecraft flight unit supporting Blue Ghost Mission 2.
•
Conducted more than 200 hours of mission simulation testing for Elytra Mission 1 in preparation to ship out for launch.
•
Completed Preliminary Design Review for Elytra Mission 3, maturing the vehicle's high maneuverability design for the Defense Innovation Unit's space domain awareness demonstration mission.
•
Signed SPACE COTAN agreement to study the feasibility of launching Alpha from Hokkaido Spaceport in Japan.
•
Partnered with Advanced Space to support NASA's LunaNET communication relay service and develop a mission framework with Firefly's Elytra vehicle as a relay network transfer stage.
•
Awarded an Elytra study contract from NASA to demonstrate how to meet the need for multi-spacecraft and multi-orbit delivery to difficult-to-reach orbits beyond current launch service offerings.

Additional Recent Highlights

•
Strategic acquisition of SciTec closed, with an upsized $260.0 million revolving credit facility providing additional liquidity in support of the transaction. SciTec bolsters Firefly's offering for the $175 billion Golden Dome program.
•
Implemented corrective measures following the Alpha first stage ground test event on September 29. The test stand remained intact with upgrades underway. Team previously delivered the second stage to the launch site and is now preparing to ship the next first stage from Firefly's production line for an Alpha Flight 7 launch between the end of the fourth quarter and early first quarter.
•
Signed an IDIQ and task order for a hypersonic test mission on Alpha with a confidential customer.

•
Completed Blue Ghost Mission 3 Preliminary Design Review for mission to the Moon's Gruithuisen Domes.
•
United Arab Emirates' Mohammed Bin Rashid Space Centre delivered the Rashid Rover 2 payload for Blue Ghost Mission 2, marking delivery of all commercial payloads ahead of launch.
•
Blue Ghost Mission 1 named to TIME’s Best Inventions of 2025, with Firefly's Spacecraft Program Director Ray Allensworth also named among the world's rising stars on the TIME100 Next.

2025 Full-Year Guidance

•
Firefly expects 2025 full-year revenue to be between $150 million and $158 million.

Conference Call

Firefly will host a conference call today at 4:00 p.m. CT (5:00 p.m. ET) to discuss its third quarter financial results, as well as provide Firefly’s full year outlook.

The live webcast and accompanying presentation, as well as a replay of the webcast, will be available on Firefly’s Investor Relations website: investors.fireflyspace.com.

About Firefly Aerospace

Firefly Aerospace is a space and defense technology company that enables government and commercial customers to launch, land, and operate in space – anywhere, anytime. As the partner of choice for responsive space missions, Firefly is the only commercial company to launch a satellite to orbit with approximately 24-hour notice. Firefly is also the only company to achieve a fully successful landing on the Moon. Established in 2017, Firefly’s engineering, manufacturing, and test facilities are co-located in central Texas to enable rapid innovation. The company’s small- to medium-lift launch vehicles, lunar landers, and orbital vehicles are built with common flight-proven technologies to enable speed, reliability, and cost efficiencies for each mission from low Earth orbit to the Moon and beyond. For more information, visit www.fireflyspace.com. Firefly utilizes its website as a means to distribute material information about the company to the public.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Firefly. Statements included in this press release that are not statements of historical fact, including statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology. In particular, our guidance, outlook and forecasts for full-year 2025, statements about the markets in which we operate, including growth of our various markets, statements about potential new products and product innovation, statements regarding the expected benefits of the acquisition of SciTec, Inc. ("SciTec") our ability or expectations to establish new partnerships, our expectations regarding new vehicle launches and launch timelines, and our ability to retain existing customers and maintain their bookings are forward-looking statements. Accordingly, undue reliance should not be placed on such statements.

Various risks that could cause actual results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our failure to manage our growth effectively and our ability to achieve and maintain profitability; the potential for delayed or failed launches, and any failure of our launch vehicles and spacecraft to operate as intended; our inability to manufacture our launch vehicles, landers, or orbital vehicles at a quantity and quality that our customers demand; the hazards and operational risks that our products and service offerings are exposed to, including the wide and unique range of risks due to the unpredictability of space; the market for commercial launch services for small- and medium-sized payloads not achieving the growth potential we expect; adverse impacts from current or future disruptions in U.S. government operations, including as a result of delays or reduction in appropriations or regulatory approvals from our programs, or changes in U.S. government funding and budgetary priorities and spending levels; our dependence on contracts entered into in the ordinary course of business and our dependence on major customers and vendors; a loss of, or default by, one or more of our major customers, or a material adverse change in any such customer’s business or financial condition, could materially reduce our revenues and backlog; uncertain global macro-economic and political conditions, including the implementation of tariffs; the failure of our information technology systems, physical or electronic security protections; the inability to operate Alpha at our anticipated launch rate (including due to potential regulatory delays) or finalize the development and delivery of Eclipse; our failure to establish and maintain important relationships with government agencies and prime contractors; the inability to realize our backlog; evolving government laws and regulations; our ability to remediate the material weakness with respect to our internal control over financial reporting and disclosure controls and procedures; our ability to implement and maintain effective internal control over financial reporting in the future; and other factors set forth in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, Free Cash Flow, Non-GAAP Operating Expenses, Non-GAAP Research and Development, Non-GAAP Selling, General, and Administrative, Non-GAAP Other Expense, and Non-GAAP Net Loss, as well as Pro Forma Non-GAAP Net Loss and Pro Forma Non-GAAP Net Loss Per Share are non-GAAP financial measures. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure prepared in accordance with U.S. GAAP is included in the supplemental financial data attached to this press release. Non-GAAP financial measures have important limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of Firefly’s performance or cash flows as reported under U.S. GAAP. Non-GAAP financial measures may be defined differently by other companies in our industry and may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Firefly believes non-GAAP financial information provides additional insight into the Company’s ongoing performance. Therefore, Firefly provides this information to investors for a more consistent basis of comparison and to help them evaluate the Company’s ongoing performance and liquidity and to enable more meaningful period to period comparisons.

Adjusted EBITDA

We define Adjusted EBITDA as net loss adjusted for interest (income) expense, net, provision for income taxes, depreciation and amortization, stock-based compensation expense, change in fair value of warrant liability, loss on disposal of fixed assets, loss on extinguishment of debt, certain one-time costs related to the IPO, transaction-related expenses, and certain other items that are not expected to recur in the future or that management does not view as reflective of the performance of the business. In addition to net loss, we use Adjusted EBITDA to evaluate our business, measure its performance, and make strategic decisions.

We believe that Adjusted EBITDA provides useful information to management, investors, and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. Net loss is the U.S. GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net loss. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Free Cash Flow

We define Free Cash Flow as net cash used in operating activities, less purchases of property and equipment. We believe that Free Cash Flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from or used in operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet.

Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under U.S. GAAP. Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital, and our changes in our cash conversion cycle.

Non-GAAP Research and Development

We define Non-GAAP Research and Development as research and development less stock-based compensation expense. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Non-GAAP Selling, General, and Administrative

We define Non-GAAP Selling, General and Administrative as selling, general and administrative less stock-based compensation expense, certain one-time costs related to the IPO, transaction-related expenses, and certain other items that are not expected to recur in the future or that management does not view as reflective of the performance of the business. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Non-GAAP Operating Expenses

We define Non-GAAP Operating Expenses as operating expenses, less stock-based compensation expense, certain one-time costs related to the IPO, transaction-related expenses, loss on disposal of fixed assets, and certain other items that are not expected to recur in the future or that management does not view as reflective of the performance of the business. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Non-GAAP Other Income (Expense)

We define Non-GAAP Other Income (Expense) as other expense less change in fair value of warrant liability and loss on extinguishment of debt. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as net loss less stock-based compensation, change in fair value of warrant liability, loss on disposal of fixed assets, loss on extinguishment of debt, certain one-time costs related to the IPO, transaction-related expenses, and certain other items that are not expected to recur in the future or that management does not view as reflective of the performance of the business. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Contacts

Media Relations
press@fireflyspace.com

Investor Relations
investors@fireflyspace.com

CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS AND COMPREHENSIVE LOSS

(unaudited; in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$30,778	$22,370	$102,182	$51,758
Cost of sales	22,288	14,599	87,477	42,959
Gross profit	8,490	7,771	14,705	8,799
Operating expenses
Research and development	48,763	29,858	142,549	107,037
Selling, general, and administrative	21,920	10,305	47,243	32,173
Loss on disposal of fixed assets	—	1,802	—	1,824
Total operating expenses	70,683	41,965	189,792	141,034
Loss from operations	(62,193)	(34,194)	(175,087)	(132,235)
Other expense
Change in fair value of warrant liability	(42,150)	(341)	(47,257)	(372)
Loss on extinguishment of debt	(30,400)	—	(30,400)	—
Interest income (expense), net	1,334	(6,658)	(9,067)	(14,149)
Other (expense) income, net	(3)	403	4,528	(258)
Total other expense, net	(71,219)	(6,596)	(82,196)	(14,779)
Loss before provision for income taxes	$(133,412)	$(40,790)	$(257,283)	$(147,014)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(133,412)	$(40,790)	$(257,283)	$(147,014)
Less: Accretion of dividends of Series C Preferred Stock	2,298	5,354	13,240	15,869
Less: Accretion of dividends of Series D-1 Preferred Stock	4,524	—	21,989	—
Less: Accretion of dividends of Series D-3 Preferred Stock	128	—	394	—
Net loss available to common stockholders	$(140,362)	$(46,144)	$(292,906)	$(162,883)

Net loss per common share
Basic and diluted	$(1.50)	$(3.57)	$(7.25)	$(12.80)
Weighted-average common shares outstanding
Basic and diluted	93,849	12,924	40,389	12,728

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands, except per share amounts)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$995,162	$123,431
Restricted cash, current	829	424
Accounts receivable, net	5,127	1,004
Advanced payments, current	14,259	52,404
Other current assets	7,425	3,454
Total current assets	1,022,802	180,717
Advanced payments, less current portion	45,365	41,770
Property and equipment, net	142,555	135,575
Restricted cash, less current portion	—	13,703
Right-of-use assets - operating leases	9,944	14,604
Right-of-use assets - finance leases	4,143	3,708
Goodwill	17,097	17,097
Other noncurrent assets	14,286	158
Total assets	$1,256,192	$407,332

Liabilities, temporary equity, and stockholders' equity (deficit)
Current liabilities
Accounts payable	$30,428	$37,633
Accounts payable - related parties	790	86
Accrued expenses	20,171	14,419
Operating lease liability, current	395	1,128
Finance lease liability, current	1,047	856
Deferred revenue, current	95,202	108,069
Notes payable, current	6,985	6,349
Other current liabilities	9,913	10,837
Total current liabilities	164,931	179,377
Operating lease liability, less current portion	10,553	16,466
Finance lease liability, less current portion	2,266	1,996
Deferred revenue, less current portion	74,516	45,904
Notes payable, less current portion	23,228	124,079
Notes payable, less current portion - related parties	—	17,524
Warrant liability	5,267	4,070
Other liabilities, less current portion	26,610	25,956
Total liabilities	$307,371	$415,372
Commitments and contingencies
Temporary equity
Redeemable convertible preferred stock, $0.0001 par value; 100,000 and 51,033 shares authorized as of September 30, 2025 and December 31, 2024, respectively; 0 and 41,588 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively; $0 and $1,227,158 liquidation preference as of September 30, 2025 and December 31, 2024, respectively	—	759,582
Stockholders' equity (deficit)
Common stock, $0.0001 par value, 1,000,000 and 154,397 shares authorized as of September 30, 2025 and December 31, 2024, respectively; 148,138 and 13,241 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	16	1
Additional paid-in capital	1,928,027	—
Accumulated deficit	(979,222)	(767,623)
Total stockholders' equity (deficit)	948,821	(767,622)
Total liabilities, temporary equity, and stockholders' equity (deficit)	$1,256,192	$407,332

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited; in thousands)

	For the Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(257,283)	$(147,014)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,539	6,510
Loss on sale of fixed assets	—	1,824
Stock-based compensation	5,191	1,296
Change in fair value of warrant liability	47,257	479
Loss on extinguishment of debt	30,400	—
Non-cash interest expense	4,595	5,790
Non-cash inventory write-off	—	247
Changes in operating assets and liabilities:
Accounts receivable	(4,123)	(3,055)
Advanced payments	34,550	(17,205)
Other assets	(996)	5,460
Accounts payable	(5,300)	10,956
Accounts payable - related parties	704	(1,312)
Accrued expenses	(5,035)	(5,941)
Other liabilities	(11,812)	19,334
Right-of-use assets	1,549	2,562
Lease liabilities	(6,646)	(3,616)
Deferred revenue	15,745	6,292
Net cash used in operating activities	$(137,665)	$(117,393)
Cash flows from investing activities
Purchases of property and equipment	(20,757)	(30,041)
Net cash used in investing activities	$(20,757)	$(30,041)
Cash flows from financing activities
Proceeds from issuance of common stock	943,736	—
Payments of offering costs associated with IPO	(4,208)	—
Proceeds from issuance of Preferred Stock, net	235,506	22,186
Principal payments on finance leases	(1,166)	(595)
Proceeds from issuance of notes payable	—	48,990
Payment of IPO Closing Preferred Stock Dividend	(4,990)	—
Proceeds from notes payable - related parties	—	25,000
Repayment of notes payable - related parties	(21,117)	—
Payments on notes payable	(131,457)	(2,181)
Payments of debt issuance costs	(2,083)	(2,301)
Proceeds from repayment of employee note	396	206
Proceeds from exercise of stock options	2,238	407
Net cash provided by financing activities	$1,016,855	$91,712
Net increase (decrease) in cash and cash equivalents and restricted cash	$858,433	$(55,722)
Cash and cash equivalents and restricted cash
Balance, beginning of period	137,558	95,146
Balance, end of period	$995,991	$39,424
Reconciliation of cash and cash equivalents and restricted cash
Cash and cash equivalents	$995,162	$26,359
Restricted cash, current	829	1,087
Restricted cash, non-current	—	11,978
Total cash and cash equivalents and restricted cash at the end of the period	$995,991	$39,424
Supplemental disclosures of cash flow information
Cash paid for interest	$14,443	$16,828
Non-cash investing and financing activities
Property and equipment additions in accounts payable	$1,905	$170
Capitalized interest (paid in kind)	$683	$—
Issuance of debt in exchange of software licenses	$664	$—
Acquisition of software license assets and obligations	$10,633	$—
Right-of-use asset acquired in exchange for finance lease liabilities	$1,625	$470
Net exercise of Common Warrants into common stock	$46,060	$—
Unpaid deferred offering costs associated with IPO	$7,195	$—
Preferred Stock issuance costs not yet paid	$3,510	$—
Issuance of common stock to settle Preferred Stock Dividends	$86,124	$—
Conversion of Preferred Stock to common stock upon IPO	$937,087	$—

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited; in thousands)

The following tables present reconciliations of Adjusted EBITDA, Free Cash Flow, Non-GAAP Research and Development, Non-GAAP Selling, General, and Administrative, Non-GAAP Operating Expenses, Non-GAAP Other Expense, and Non-GAAP Net Loss to their most directly comparable financial measures presented in accordance with U.S. GAAP:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net loss	$(133,412)	$(40,790)	$(257,283)	$(147,014)
Adjusted for:
Interest (income) expense, net	(1,334)	6,658	9,067	14,149
Depreciation and amortization	6,447	3,482	14,363	6,519
Stock-based compensation expense	4,000	462	5,191	1,296
Change in fair value of warrant liability	42,150	341	47,257	372
Loss on disposal of fixed assets	—	1,802	—	1,824
Loss on extinguishment of debt	30,400	—	30,400	—
One-time costs related to the IPO (1)	3,792	—	8,012	—
Transaction-related expenses	1,528	—	1,528	—
Other (2)	97	—	97	33
Adjusted EBITDA	$(46,332)	$(28,045)	$(141,368)	$(122,821)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net cash used in operating activities	$(53,046)	$(36,578)	$(137,665)	$(117,393)
Purchases of property and equipment	(8,920)	(8,207)	(20,757)	(30,041)
Free Cash Flow	$(61,966)	$(44,785)	$(158,422)	$(147,434)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Research and development	$48,763	$29,858	$142,549	$107,037
Stock-based compensation expense	(501)	(136)	(796)	(378)
Non-GAAP Research and Development	$48,262	$29,722	$141,753	$106,659

Selling, general, and administrative	$21,920	$10,305	$47,243	$32,173
Stock-based compensation expense	(3,499)	(326)	(4,395)	(918)
One-time costs related to the IPO (1)	(3,792)	—	(8,012)	—
Transaction-related expenses	(1,528)	—	(1,528)	—
Other (2)	(97)	—	(97)	(33)
Non-GAAP Selling, General, and Administrative	$13,004	$9,979	$33,211	$31,222

Operating expenses	$70,683	$41,965	$189,792	$141,034
Stock-based compensation expense	(4,000)	(462)	(5,191)	(1,296)
One-time costs related to the IPO (1)	(3,792)	—	(8,012)	—
Transaction-related expenses	(1,528)	—	(1,528)	—
Other (2)	(97)	—	(97)	(33)
Loss on disposal of fixed assets	—	(1,802)	—	(1,824)
Non-GAAP Operating Expenses	$61,266	$39,701	$174,964	$137,881

Other expense	$(71,219)	$(6,596)	$(82,196)	$(14,779)
Change in fair value of warrant liabilities	42,150	341	47,257	372
Loss on extinguishment of debt	30,400	—	30,400	—
Non-GAAP Other Income (Expense)	$1,331	$(6,255)	$(4,539)	$(14,407)

Net loss	$(133,412)	$(40,790)	$(257,283)	$(147,014)
Stock-based compensation	4,000	462	5,191	1,296
Change in fair value of warrant liability	42,150	341	47,257	372
Loss on disposal of fixed assets	—	1,802	—	1,824
Loss on extinguishment of debt	30,400	—	30,400	—
One-time costs related to the IPO (1)	3,792	—	8,012	—
Transaction-related expenses	1,528	—	1,528	—
Other (2)	97	—	97	33
Non-GAAP Net Loss	$(51,445)	$(38,185)	$(164,798)	$(143,489)

 (1) Represents costs incurred related to the IPO that do not meet the direct and incremental criteria per SEC Staff Accounting Bulletin Topic 5.A to be netted against the gross proceeds of the offering and that are not expected to recur in the future.
 (2) Other includes loss on foreign exchange and executive severance.

UNAUDITED PRO FORMA NON-GAAP NET LOSS AND NET LOSS PER SHARE

(unaudited; in thousands, except per share amounts)

Unaudited Pro Forma Non-GAAP Net Loss and Unaudited Pro Forma Non-GAAP Net Loss Per Share are presented assuming the Company consummated the IPO and its related transactions, including the conversion of Preferred Stock to common stock, repayment of the Term Loan Facility, payment of the Preferred Stock Dividend, and net exercise of Common Warrants into common stock (each as defined and further discussed in the Company’s unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2025) on January 1, 2024.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Numerator
Net loss available to common stockholders	$(140,362)	$(46,144)	$(292,906)	$(162,883)
Pro forma adjustments to:
Reverse the impact of accrued dividends on outstanding Series C and Series D Preferred Stock	6,950	5,354	35,623	15,869
Reverse historical interest expense for the Term Loan Facility	2,814	6,496	15,920	19,604
Reverse the change in fair value of Common Warrants	39,451	—	44,840	—
Reverse the loss on extinguishment of the Term Loan Facility	30,400	—	30,400	—
Reverse one-time costs related to the IPO	3,792	—	8,012	—
Pro forma net loss available to common stockholders	$(56,955)	$(34,294)	$(158,111)	$(127,410)

Non-GAAP adjustments:
Stock-based compensation	4,000	462	5,191	1,296
Loss on disposal of fixed assets	—	1,802	—	1,824
Transaction-related expenses	1,528	—	1,528	—
Change in fair value of warrants	2,699	341	2,417	372
Other	97	—	97	33
Pro Forma Non-GAAP Net Loss available to common stockholders	$(48,631)	$(31,689)	$(148,878)	$(123,885)

Denominator
Weighted-average common shares outstanding	93,849	12,924	40,389	12,728
Pro forma adjustments to:
Reflect the issuance of common stock in IPO	9,166	22,190	17,849	22,190
Reflect the issuance of common stock for payment of the Preferred Stock Dividend	530	3,251	2,344	3,251
Reflect the conversion of Preferred Stock to common stock	43,713	105,832	85,126	105,832
Reflect the net exercise of Common Warrants	423	1,024	823	1,024
Pro forma weighted-average common shares outstanding, basic and diluted	147,681	145,221	146,531	145,025

Pro Forma Non-GAAP Net Loss Per Share available to common stockholders, basic and diluted	$(0.33)	$(0.22)	$(1.02)	$(0.85)

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